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Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors
Park Sterling Corporation

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated March 10, 2017, with respect to the consolidated financial statements of Park Sterling Corporation as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and the effectiveness of internal control over financial reporting as of December 31, 2016, included in the Annual Report on Form 10-K for Park Sterling Corporation for the year ended December 31, 2016, and to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Dixon Hughes Goodman LLP
Charlotte, North Carolina
August 18, 2017

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  Exhibit 23.5
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM